UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2005

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations 212-836-2674

Office of the Secretary 412-553-4707

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 21, 2005, the Compensation and Benefits Committee of the Board of Directors of Alcoa Inc. (“Alcoa”) approved the performance share awards earned by Alcoa’s senior executives for the one-year 2004 performance period. The awards earned for 2004 equaled 15.28 percent of the target number of performance shares granted, based on Alcoa’s 2004 return on capital percentile rank within a comparator group of companies. The earned awards will be paid in shares of Alcoa common stock when the awards vest in accordance with their terms in 2007. The value of the earned awards on the date of payout will depend on the market value of Alcoa common stock. The performance share awards earned for 2004 by the five executive officers named in Alcoa’s proxy statement dated February 22, 2005 were as follows: Mr. Alain J. P. Belda, 7,640 shares; and each of Mr. Ricardo E. Belda, Mr. Richard B. Kelson, Mr. Bernt Reitan and Mr. Paul D. Thomas, 3,109 shares.

Alcoa has previously filed with the Securities and Exchange Commission the Alcoa Stock Incentive Plan under which the 2004 performance share awards were granted (see exhibit 10(p)(1) to Alcoa’s Form 10-Q for the quarter ended June 30, 1999), and the form of agreement and the rules for performance share awards (see exhibits 10(c) and 10(f), respectively, to Alcoa’s Form 10-Q for the quarter ended September 30, 2004).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell
Executive Vice President and General Counsel

Dated: April 21, 2005

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